UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
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MUDRICK CAPITAL ACQUISITION CORPORATION II

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The following is the transcript of an interview by Andrew Ross Sorkin with Jason Mudrick, Chairman and Chief Executive Officer of Mudrick Capital Acquisition Corporation II, and Michael Eisner, Chairman of Topps, which originally aired on CNBC.

Andrew Ross Sorkin:

Welcome back to Squawk. Topps, the company best known for its baseball cards, going public by a SPAC today. The deal values Topps at $1.3 billion. Topps makes digital and physical collectibles and is riding the popularity of NFTs as well. It'll combine with blank check company Mudrick Capital Acquisition Corp II. Topps is owned by Tornante. It's the company that is owned by former Disney CEO, Michael Eisner. As part of this deal, the company will roll 100% of its equity into the new Topps.

Andrew Ross Sorkin:

And joining us right now first on CNBC is Topps' chairman, Michael Eisner, on with Jason Mudrick, founder and CIO of Mudrick Capital Management. Good morning, gentlemen, to both of you. It's great to see you, Michael, and it's great to see you, Jason. Congratulations on the transaction. I give a lot of SPAC deals a hard time because they're companies that have no earnings and it's unclear whether they're ever going to have any. This is a real company that's been around for a very, very long time that is a very real company with real earnings. So Michael, tell us why you chose the SPAC route.

Michael Eisner:

Well, first of all, thank you, and good morning. And yes, we are a real company. I think mainly we took this route because it's a limited distraction to management. There's a lot of flexibility. We can value our company through the process of going through the SPAC. Madison Dearborn, who is our private equity partner, has to exit after 14 years for its clients. So between the speed, the higher quality of the sponsors, the timing, it seemed like the right thing for us to do at this time.

Andrew Ross Sorkin:

And Jason, on the other side of it, I'm sure you've had lots of opportunities to look at lots of different companies. How did you land on Topps?

Jason Mudrick:

Yeah. Andrew, as you said, Topps is an exceptional company, and there's really two things that differentiate this deal from a lot of the other opportunities we looked at. First of all, as you mentioned, this is a real company. It's been around for 80 years. It has a portfolio of iconic brands. It's run by an exceptional management team, and it's sponsored by an exceptional American executive in Michael Eisner. And most importantly, it did over 500 million of revenue last year and close to a hundred of EBITDA, and it's projected to grow over 20% this year. So you can really underwrite an investment at Topps based on historical and current performance, and you don't need five-year projections that look like a hockey stick to justify this valuation. That's one.

Jason Mudrick:

Two, we, as the sponsor of this back, are committing 100 million dollars into the deal. We looked at all the deals, the SPAC deals that have been announced this year and last year. We could only find one other deal where the sponsor was committing that kind of capital into the transaction. So the combination of those two factors, areal company, as you mentioned, one, and two, a sponsor that's willing to put their own money where their mouth is, along with Michael all his equity really makes this deal stand out in the marketplace.

Andrew Ross Sorkin:

Michael, let's talk about the business, the collectibles business. 55% of the business is the collectible card business, The classic traditional cardboard version. Only about 6% of the business right now is digital. So I want to talk about the opportunity for NFTs, but then there's a huge part of the business ... We were talking. I don't know if you saw us at the last hour. We were talking about Bazooka gum and Bazooka Joe. That's 35% of the business, all of the candy that you can get in front of these stores right now. How do you see that shifting over time, that mix?

Michael Eisner:

Well, we have two businesses. We have the confection business, which started with Bazooka but now is much greater than that. We're the largest candy company at the front of Walmart or Target. And our sports and entertainment business is just booming. I bought the company because I thought it had a great consumer emotional appeal, the way Disney did when I went to Disney. I went to the parks, I grew up, I took my kids to the parks. Everybody I talked to remembered their Topps cards their mother threw away. The cards are under their bed in a box. Their brother put it in the wheels of their tire. There was this emotional feelings. That's why I bought it.

Michael Eisner:

We bought it as an analog company with a goal of making it digital. And over the course of the 14 years we've owned it, we're now about 25% digital. However, the digital is growing really fast. It's instant gratification. Instantly we upgrade at every turn of the bats and the statistics. And now with blockchain, we're going to be able to participate in the secondary market. Before we only participated when we put the analog cards out.

Michael Eisner:

Now, the cards, as you said, the cardboard cards are still extremely popular. We appeal to kids. The digital cards are very popular. We appeal to teenagers and young adults. And blockchain we think will appeal to everybody. But what we did, when we decided to do this deal, blockchain had not exploded. We'd been playing in the field of blockchain for the last year and a half, but the explosion came after we made this decision. We did not make the decision for that reason. And it is not really in our economics, although we think it'll be fantastic.

Michael Eisner:

So we don't have future licenses in our projections. We don't have blockchain in our projections. We're running the company as a real company, and this is the icing on the cake, going digital completely with the analog still in place. We have strong earnings. We have a great management team. I think we have a similar management team that I had at Disney, and if you look around, so many of the companies are run by Disney alumni. And I will say that we're very happy to have Jason, because now we have a real serious financial executive who helps us in all the various things we need help with.

Andrew Ross Sorkin:

Michael, just speak to the a little-

Michael Eisner:

Oh, by the way-

Andrew Ross Sorkin:

Go ahead.

Michael Eisner:

The company today, which is just ironic to me, is exactly the same financial position that Disney was in 1984 when I went there, to the dollar. Now, if we do a 10th as well as Disney, I will be very happy.

Andrew Ross Sorkin:

Just speak to two issues. On this NFT business, does that ... I mean, we talk about that as opportunity. Do you also look at potential competition coming into the marketplace to compete with you in ways that they hadn't been able to before?

Michael Eisner:

Well, there's always competition, but we have the relationship with, for instance, Major League Baseball or the Bundesliga League in Germany or with UEFA, the Champions League all through Europe. We're growing internationally tremendously, and I think the consumer wants to see the players in their uniform of their exact team. They want to see the marks of like MLB marks. And if you put out an individual player without all of that, it doesn't have the veracity of a Topps company. So I don't think the competition is going to hurt us. It probably will only help us.

Andrew Ross Sorkin:

Jason, real quick, there's a page on the deck about just the explosion of your, you would call it an edible business, which raised a question to me about, and maybe the brand is too wholesome. I don't know, about where that business could ultimately go.

Jason Mudrick:

You're talking about the confections business?

Andrew Ross Sorkin:

It was referred to as the edibles business in the deck, so it raised the question about whether the confections business could turn into an edibles business.

Jason Mudrick:

Well, it's not those kinds of edibles.

Michael Eisner:

I think [crosstalk].

Jason Mudrick:

But if you look at it, it is 35% of the business and provides a very steady stream of cashflow, which will be great for this business going forward.

Andrew Ross Sorkin:

Okay.

Michael Eisner:

Like the other business-

Andrew Ross Sorkin:

Jason, we appreciate it. Michael, I want you to reissue the Garbage Pail Kids, because I went back. I still have some. That's where the value is. I know you're doing that with some of the NFT stuff with the Garbage Pail Kids.

Michael Eisner:

Yes, we did three experiments. They sold out in one day on the Garbage Pail, because we wanted to experiment with our own IP before we now go with things like baseball or a big movie at the same time.

Andrew Ross Sorkin:

Okay. Michael, it's great to see you. Send my best, of course, to Eric and Stacey, some very good friends of mine. It's great to see you guys. Good luck.

Jason Mudrick:

Thanks.

Michael Eisner:

Thanks, Andrew.

Additional Information and Where to Find It

The foregoing transcript is being made available in respect of the proposed business combination (the “Business Combination”) involving Mudrick Capital Acquisition Corporation II (“MUDS”) and Topps Intermediate Holdco, Inc. (“Topps”). MUDS intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement relating to the Business Combination. This transcript does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. MUDS’ STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED, IN CONNECTION WITH MUDS’ SOLICITATION OF PROXIES FOR ITS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION AND OTHER MATTERS, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT MUDS, TOPPS AND THE BUSINESS COMBINATION. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of MUDS as of the record date to be established for voting on the Business Combination. Stockholders of MUDS will also be able to obtain copies of the proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by MUDS may be obtained free of charge from MUDS by directing a request to: Mudrick Capital Acquisition Corporation II, 527 Madison Avenue, Sixth Floor, New York, New York 10022.

Participants in Solicitation

MUDS, Topps and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from MUDS’ stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of MUDS’ stockholders in connection with the Business Combination will be set forth in MUDS’ proxy statement when it is filed with the SEC. You can find more information about MUDS’ directors and executive officers in MUDS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on April 2, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in MUDS’ preliminary and definitive proxy statement when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.

Cautionary Language Regarding Forward-Looking Statements

This transcript includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements may include estimated financial information, including with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of MUDS, Topps or the combined company after completion of the Business Combination, and are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could result in the Business Combination not being completed at all or on the expected timeline, including as a result of the termination of the definitive documentation with respect to the Business Combination or the failure to obtain approval of MUDS’ stockholders or other conditions to closing in the definitive documentation with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against MUDS or Topps or any of their respective directors or officers, following the announcement of the Business Combination; (3) the ability to meet applicable NASDAQ listing standards; (4) the risk that the Business Combination disrupts current plans and operations of Topps' business as a result of the announcement and consummation of the Business Combination; (5) the inability to complete the PIPE Investment; (6) changes in domestic and foreign business, market, financial, political and legal conditions; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the impact of the global COVID-19 pandemic or any of the foregoing risks; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by MUDS. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MUDS and Topps undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this transcript speak as of the date of its filing. Although MUDS may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.